UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2013

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-13467	54-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

718 Grove Road

Midlothian, Virginia 23114

(804) 464-1601

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

As previously reported, on January 20, 2011, Commonwealth Biotechnologies, Inc. filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 case was captioned In re Commonwealth Biotechnologies, Inc., Case No. 11-30381-KRH.

On January 4, 2013, the Company filed an Amended Plan of Reorganization (the “Plan”) with the Bankruptcy Court. The Plan was approved by a vote of creditors and Company shareholders on March 21, 2013. HedgePath, LLC (“HedgePath”) was the winning bidder for the Company (which is referred to herein on a prospective basis as the “Reorganized Company” after taking into effect the anticipated implementation of the transactions contemplated by the Plan). The Company received an auction fee of $30,000 from HedgePath. Copies of the Plan and related Disclosure Statement filed by the Company with the Bankruptcy Court are filed as Exhibits 2.1 and 2.2 hereto, respectively, and incorporated herein by reference.

Under the terms of the Plan, HedgePath will contribute certain intellectual property and other assets to the Company in exchange for 90% of fully diluted voting equity in the Reorganized Company (which will be memorialized in the form of a new series of convertible preferred stock of the Company to be issued to HedgePath), with the current stockholders of the Company retaining a approximately 10% equity interest in the form of Company common stock. Samuel P. Sears, Jr., an existing director of the Company, will remain a director of the Reorganized Company, and Nicholas J. Virca and Frank E. O’Donnell, Jr., M.D., each a representative of HedgePath, will be appointed to the Company’s board of directors and as officers of the Reorganized Company. As part of the implementation of the Plan, Richard J. Freer, Ph.D. will resign as a director and/or officer of the Reorganized Company. In addition, the Plan anticipates that all unsecured creditors will be fully paid based on their previously approved claims.

On March 29, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan pursuant to Chapter 11 of the Bankruptcy Code. On April 17, 2013, the Company issued a press release announcing the effectiveness of the Confirmation Order. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company plans to formally emerge from Chapter 11 after satisfying the remaining conditions to effectiveness contemplated under the Plan. The Company and HedgePath are presently preparing definitive documentation to implement the Plan and satisfy the conditions thereto.

The foregoing represents a summary of certain of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan and related Disclosure Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	The Company’s Amended Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on January 4, 2013 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, Case No. 11-30381-KRH.

2.2	The Company’s Amended Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on January 4, 2013 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, Case No. 11-30381-KRH.

99.1	Press Release, dated April 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2013	Commonwealth Biotechnologies, Inc.

	By:	/s/ Richard J. Freer, Ph.D.
		Name:	Richard J. Freer, Ph.D.
		Title:	Chief Executive Officer

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